Exhibit 99.6

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TIER REIT, INC. 5950 SHERRY LANE SUITE 700 DALLAS, TX 75225 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following proposals: For 0 Against 0 Abstain 0 1. To approve the merger of the Company with and into Murphy Subsidiary Holdings Corporation ("Merger Sub"), with Merger Sub surviving the merger (the "Merger") as a wholly owned subsidiary of Cousins Properties Incorporated ("Cousins"), on the terms and subject to the conditions of the agreement and plan of merger, dated March 25, 2019, as may be amended or supplemented from time to time, by and among the Company, Cousins and Merger Sub. 0 0 0 0 0 0 2. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company's named executive officers in connection with the Merger. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger, if there are insufficient votes at the time of such adjournment to approve the Merger. 3. NOTE: In their discretion, the proxies are authorized to vote upon any other matters as may properly come before the Special Meeting and any adjournment or postponement thereof. Yes 0 No 0 Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000423500_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting and related proxy statement/prospectus are available at www.proxyvote.com TIER REIT, INC. PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 12, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY The undersigned stockholder hereby appoints Scott W. Fordham and Telisa Webb Schelin, or either of them individually, with power of substitution, as proxies, and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all shares of the Company’s common stock that the undersigned is entitled to vote as of the record date and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held at Park City Club, 5956 Sherry Lane, Suite 1700, Dallas, Texas 75225, on June 12, 2019 at 4:00, local time, or at any adjournment of postponement thereof, with all powers that the undersigned would possess if present at the meeting. The undersigned hereby acknowledges receipt of their Notice of Special Meeting of Stockholders and the accompanying proxy statement/prospectus, and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the stockholder will be cast as directed by the stockholder. If this proxy is executed but no direction is given, the votes entitled to be cast by the stockholder will be cast “FOR” Proposals 1, 2 and 3. The votes entitled to be cast by the stockholder will be cast in the discretion of the proxy holder on any other matters that may properly come before the meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side 0000423500_2 R1.0.1.18